Exhibit 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Statement of Eligibility Under the
Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
Wachovia Bank, National Association
(Exact name of trustee as specified in its charter)
United States of America
(Jurisdiction of incorporation or organization if not a U.S. national bank)
22-1147033
(I.R.S. Employer Identification Number)
One Wachovia Center
301 South College Street
Charlotte, North Carolina
(Address of principal executive offices)
28288
(Zip code)
Steven Finklea
Wachovia Bank, National Association
5847 San Felipe, Suite 1050
Houston, Texas 77057
(713) 278-4321
(Name, address and telephone number of agent for service)
Cintas Corporation No. 2
(Exact name of obligor as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
31-1703809
(I.R.S. Employer Identification No.)
6800 Cintas Boulevard
Cincinnati, Ohio
(Address of principal executive offices)
45262
(Zip code)
Senior Notes, due 2036
(Title of the indenture securities)

Item 1. General information. Furnish the following information as to the trustee:
     a. Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS

Board of Governors of the Federal Reserve System	Washington, D.C.

Comptroller of the Currency	Washington, D.C.

Federal Deposit Insurance Corporation	Washington, D.C.
     b. Whether it is authorized to exercise corporate trust powers.
     The Trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     The obligor is not an affiliate of the trustee. (See Note 1 on page 6.)
Item 3. Voting securities of the trustee. Furnish the following information as to each class of voting securities of the trustee:
     As of June 30, 2006 (Insert date within 31 days).

COL. ACOL. B
TITLE OF CLASS	AMOUNT OUTSTANDING

Common Stock	1,589,493,187 Shares
Item 4. Trusteeships under other indentures. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
     a. Title of the securities outstanding under each such other indenture.
          Not Applicable.
     b. A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
          Not Applicable.

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters. If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.
     Not Applicable — see answer to Item 13.
Item 6. Voting securities of the trustee owned by the obligor or its officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor.
     As of                      (Insert date within 31 days).

COL. D
		COL. C	PERCENTAGE OF VOTING
COL. A	COL. B	AMOUNT OWNED	SECURITIES REPRESENTED BY
NAME OF OWNER	TITLE OF CLASS	BENEFICIALLY	AMOUNT GIVEN IN COL. C
     Not Applicable — see answer to Item 13.
Item 7. Voting securities of the trustee owned by underwriters or their officials. Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:
     As of                      (Insert date within 31 days).

COL. D
		COL. C	PERCENTAGE OF VOTING
COL. A	COL. B	AMOUNT OWNED	SECURITIES REPRESENTED BY
NAME OF OWNER	TITLE OF CLASS	BENEFICIALLY	AMOUNT GIVEN IN COL. C
     Not Applicable — see answer to Item 13.
Item 8. Securities of the obligor owned or held by the trustee. Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
     As of                      (Insert date within 31 days).

COL. C
		AMOUNT OWNED	COL. D
	COL. B	BENEFICIALLY OR	PERCENT OF CLASS
	WHETHER THE SECURITIES	HELD AS COLLATERAL	REPRESENTED BY
COL. A	ARE VOTING OR	SECURITY FOR	AMOUNT GIVEN
TITLE OF CLASS	NONVOTING SECURITIES	OBLIGATIONS IN DEFAULT	IN COL. C
     Not Applicable — see answer to Item 13.

Item 9. Securities of underwriters owned or held by the trustee. If the trustee owns beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
          As of                      (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C
     Not Applicable — see answer to Item 13.
Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
     As of                      (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C
     Not Applicable — see answer to Item 13.
Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor. If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:
     As of                      (Insert date within 31 days).

		COL. C	COL. D
		AMOUNT OWNED BENEFICIALLY	PERCENT OF CLASS
COL. A	COL. B	OR HELD AS COLLATERAL	REPRESENTED BY
TITLE OF ISSUER	AMOUNT	SECURITY FOR OBLIGATIONS	AMOUNT GIVEN
AND TITLE OF CLASS	OUTSTANDING	IN DEFAULT BY TRUSTEE	IN COL. C
     Not Applicable — See answer to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee. Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
     As of                      (Insert date within 31 days).

COL. A	COL. B	COL. C
NATURE OF INDEBTEDNESS	AMOUNT OUTSTANDING	DATE DUE
     Not Applicable — See answer to Item 13.
Item 13. Defaults by the Obligor.
a. State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
None.
b. If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
None.
Item 14. Affiliations with the Underwriters. If any underwriter is an affiliate of the trustee, describe each such affiliation.
Not Applicable.
Item 15. Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
Not Applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

	1.	A copy of the Organization Certificate of Wachovia Bank, National Association as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (*)

	2.	Consolidated Report of Condition

	3.	A copy of the existing By-laws of the Trustee. (*)

	4.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 1)

	5.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit 2)

* Previously filed with the Securities and Exchange Commission as an Exhibit to Form T-I in connection with Registration Statement Number 333-54465 incorporated herein by reference.
NOTES:
     Note 1: The trustee is a subsidiary of Wachovia Corporation, a bank holding company; all of the voting securities of the trustee are held by Wachovia Corporation. The voting securities of Wachovia Corporation are described in Item 3.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, and State of Texas, on the 14th day of August, 2006.

WACHOVIA BANK, NATIONAL ASSOCIATION (Trustee)
By:	/s/ Steven A. Finklea
Steve Finklea, Vice President
(Name and Title)

EXHIBIT 1
     Wachovia Bank, National Association, pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended (the “Act”) in connection with the proposed issuance by Cintas Corporation No. 2 of their Senior Notes, consents that reports of examination by federal, state, territorial, or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor, as contemplated by Section 321(b) of the Act.
Dated: August 14, 2006

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Steven A. Finklea
Steven A. Finklea, Vice President

EXHIBIT 2
Consolidated Report of Condition of
WACHOVIA BANK, NATIONAL ASSOCIATION
of One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,348,000
Interest-bearing balances	1,000,000
Securities:
Held-to-maturity securities	0
Available-for-sale securities	113,876,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	704,000
Securities purchased under agreements to resell	3,910,000
Loans and lease financing receivables:
Loans and leases held for sale	7,750,000
Loans and leases, net of unearned income	279,110,000
LESS: Allowance for loan and lease losses	2,954,000
Loans and leases, net of unearned income and allowance	276,156,000
Trading Assets	33,921,000
Premises and fixed assets (including capitalized leases)	3,907,000
Other real estate owned	349,000
Investments in unconsolidated subsidiaries and associated companies	1,205,000
Customers’ liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	21,372,000
Other intangible assets	2,495,000
Other assets	24,277,000

Total assets	$504,270,000

LIABILITIES
Deposits:
In domestic offices	$306,348,000
Noninterest-bearing	67,551,000
Interest-bearing	238,797,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	31,954,000

Noninterest-bearing	98,000
Interest-bearing	31,856,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,972,000
Securities sold under agreements to repurchase	32,746,000
Trading liabilities	13,188,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	37,878,000
Not applicable
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	15,392,000
Other liabilities	11,715,000

Total liabilities	$451,193,000

Minority interest in consolidated subsidiaries	1,721,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	455,000
Surplus (exclude all surplus related to preferred stock)	37,341,000
Retained earnings	15,912,000
Accumulated other comprehensive income	(2,352,000)
Other equity capital components	0
Total equity capital	51,356,000

Total liabilities, minority interest, and equity capital	$504,270,000